The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the Securities and Exchange Commission. This preliminary prospectus supplement and accompanying prospectus are not offers to sell these securities nor do they solicit an offer to buy these securities in any state where an offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(5)

Registration No. 333-205303

SUBJECT TO COMPLETION, DATED JULY 26, 2017

PRELIMINARY PROSPECTUS SUPPLEMENT (To Prospectus dated July 23, 2015)

          Shares

FORM Holdings Corp.

Common Stock

We are offering shares of our common stock, par value $0.01 per share (the “common stock”), pursuant to this prospectus supplement and the accompanying prospectus.

Our common stock is listed on The NASDAQ Capital Market under the trading symbol “FH.” On July 25, 2017, the last reported sale price of our common stock was $1.36 per share.

This offering is being underwritten on a firm commitment basis. We have granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional shares of common stock, solely to cover over-allotments, if any.

	Per Share(1)	Total
Public Offering price	$	$
Underwriting discount and commissions	$	$
Proceeds, before expenses, to us	$	$

_______________

1 See the section entitled “Underwriting” beginning on page S-17 of this prospectus supplement for additional information about the expenses for which we have agreed to reimburse the underwriters in connection with this offering.

The aggregate market value of our outstanding common stock held by non-affiliates, or the public float, was approximately $29,370,729, which was calculated based on 19,565,531 shares of outstanding common stock, of which 16,226,922 shares are held by non-affiliates, as of June 30, 2017 and a per share price of $1.81, the closing sale price of our common stock on June 23, 2017. Excluding the shares being sold in this offering, we have not offered any securities pursuant to General Instruction I.B.6. of Form S-3 during the prior 12 calendar month period that ends on and includes the date of this prospectus supplement.

___________________

Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 10 of the accompanying prospectus as well as in our periodic reports filed with the U.S. Securities and Exchange Commission and incorporated by reference to this prospectus supplement and the accompanying prospectus.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of the shares of common stock, or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock against payment in New York, New York on or about July         , 2017.

Roth Capital Partners

Prospectus Supplement dated July       , 2017

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of the securities we are offering. The second part, the accompanying prospectus, dated July 23, 2015, gives more general information about us. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference and any free writing prospectuses we have authorized for use in connection with this offering, in their entirety before making an investment decision.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, along with the information contained in any free writing prospectuses we have authorized for use in connection with this offering. If the description of the offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. We have not authorized anyone to provide you with different or additional information. Under no circumstances should the delivery to you of this prospectus supplement and the accompanying prospectus or any sale made pursuant to this prospectus supplement and the accompanying prospectus create any implication that the information contained in this prospectus supplement or the accompanying prospectus is correct as of any time after the respective dates of such information.

Unless the context requires otherwise, the words “FORM Holdings,” “we,” the “Company,” “us” and “our” refer to FORM Holdings Corp. and its subsidiaries and the term “you” refers to a prospective investor.

This prospectus supplement and the accompanying prospectus, including the information incorporated by reference into this prospectus supplement and the accompanying prospectus, include trademarks, service marks and trade names owned by us or others. FORM Holdings, the FORM Holdings logo and other trademarks of FORM Holdings appearing in this prospectus supplement are the property of FORM Holdings. All other trademarks, service marks and trade names in this prospectus supplement are the property of their respective owners. We have omitted the ® and ™ designations, as applicable, for the trademarks used in this prospectus supplement or the accompanying prospectus.

USE OF NON-GAAP FINANCIAL MEASURES

We use GAAP and non-GAAP measurements in connection with our business. With respect to XpresSpa Holdings, LLC (“XpresSpa”), which is one of our wholly owned subsidiaries, we review on an ongoing basis Comp Store Sales (which we define as sales from XpresSpa locations (i.e. stores) open longer than a year compared to the same period sales of those stores a year ago). In addition, we monitor stores’ performance compared to our model store metrics. We define EBITDA as earnings before interest expense, income tax, depreciation and amortization expense and other non-recurring expenses. In addition, we define Adjusted EBITDA as earnings before interest expense, income tax, depreciation and amortization expense, excluding non-cash and non-recurring expenses (e.g. M&A and integration related costs).

We consider EBITDA and Adjusted EBITDA to be important indicators for the performance of our business, but not measures of performance or liquidity calculated in accordance with U.S. GAAP. We have included these non-GAAP financial measures because management utilizes this information for assessing our performance and liquidity, and as indicators of our ability to make capital expenditures and finance working capital requirements. Management believes that EBITDA and Adjusted EBITDA are measurements that are commonly used by analysts and some investors in evaluating the performance and liquidity of companies such as us. In particular, we believe that it is useful for analysts and investors to understand this relationship because it excludes transactions not related to our core cash operating activities. We believe that excluding these transactions allows investors to meaningfully analyze the performance of our core cash operations. EBITDA and Adjusted EBITDA should not be considered in isolation or as alternatives to cash flow from operating activities or as alternatives to operating income or as indicators of operating performance or any other measures of performance derived in accordance with GAAP. In evaluating our performance as measured by EBITDA, management recognizes and considers the limitations of this measurement. EBITDA and Adjusted EBITDA do not reflect our obligations for the payment of income taxes, interest expense, or other obligations such as capital expenditures. Accordingly, EBITDA and Adjusted EBITDA are only two of the measurements that management utilizes.

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PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us, this offering and information appearing elsewhere in this prospectus supplement or the accompanying prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all of the information that you should consider before investing in our common stock. The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements and notes thereto appearing elsewhere in this prospectus supplement, the accompanying prospectus and the documents we incorporated by reference herein. Before you decide to invest in our common stock, to fully understand this offering and its consequences to you, you should carefully read the entire prospectus supplement and accompanying prospectus carefully, including the matters set forth under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement and page 10 of the accompanying prospectus, and the consolidated financial statements and related notes included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein and therein.

Business Overview

Overview

FORM Holdings Corp. focuses on acquiring and building companies that would benefit from:

·	additional capital;
·	exposure to visibility from the public markets;
·	talent recruiting;
·	rebranding; and
·	implementation of best practices.

Our management team is committed to executing on our strategy. Our focus is on travel, health and wellness, and technology. We limit our scope by only looking at companies with a clear path for growth.

Segments

We currently have three operating segments:

·	Wellness
·	Technology
·	Intellectual Property

Wellness

Our wellness operating segment consists of XpresSpa, which is a leading airport retailer of spa services. We acquired XpresSpa on December 23, 2016. XpresSpa is a well-recognized and popular airport spa brand with approximately 50% market share in the United States and nearly three times the number of domestic locations as its closest competitor. It provides nearly 700,000 services per year. As of July 25, 2017, XpresSpa operated 52 total locations in 40 terminals and 23 airports in three countries, the United States, Netherlands, and United Arab Emirates. XpresSpa also sells wellness and travel products through its internet site, www.xpresspa.com. Key services and products include:

·	massage services for the neck, back, feet and whole body;
·	nail care, such as pedicures, manicures and polish changes; and
·	travel products such as neck pillows, blankets, massage tools and eye masks.

For over a decade, increased security requirements have led travelers to spend more time at the airport. In addition, in anticipation of the long and often stressful security lines, travelers allow for more time to get through

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security and, as a result, often experience increased downtime prior to boarding. Consequentially, travelers at large airport hubs spend approximately 75 minutes in the terminal after passing through security.

XpresSpa was developed to address the stress and idle time spent at the airport, allowing travelers to spend this time productively, by relaxing and focusing on personal care and wellness. We believe that XpresSpa is well positioned to benefit from consumers’ growing interest in health and wellness and increasing demand for spa services and related wellness products. According to the Global Wellness Institute, global wellness was a $3.7 trillion industry in 2015 which was an increase of 10.6% from $3.3 trillion in 2013. In addition, according to the Global Wellness Institute, the global spa industry represented $98.6 billion in 2015 and the fitness, mind and body industry represented $542 billion in 2015.

In addition, a confluence of microeconomic events has created favorable conditions for the expansion of retail concepts at airports, in particular, retail concepts that attract higher spending from air travelers. The competition for airplane landings has forced airports to lower landing fees, which in turn has necessitated augmenting their retail offerings to offset budget shortfalls. Infrastructure projects at airports across the country, again intended to make an airport more desirable to airlines, require funding from bond issuances that in turn rely upon, in part, the expected minimum rent guarantees and expected income from concessionaires.

Equally as important to the industry growth is XpresSpa’s flexible retail format. XpresSpa opens multiple locations annually, which have ranged in size from 300 square feet to 3,000 square feet, with a typical store size of 1,000 to 1,200 square feet. XpresSpa is able to adapt its operating model to almost any size location available in space constrained airports. This increased flexibility compared to other retail concepts allows XpresSpa to operate multiple stores or kiosks within an airport, from which it enjoys synergies due to shared labor between stores. By January 1, 2018, we expect to outsource XpresSpa’s production, warehousing and distribution of all retail products and eliminate third party warehousing expenses.

XpresSpa’s total revenues have increased 49% from approximately $29,353,000 in 2012 to $43,820,000 in 2016, largely as a result of the growth in the number of spas, from 28 in January 2012 to 53 in December 2016.

We regularly measure comparable store sales, which we define as current period sales from XpresSpa stores open more than 12 months compared to those same stores’ sales in the prior year period (“Comp Store Sales”). The measurement of Comp Store Sales on a daily, weekly, monthly and year-to-date basis provides additional information on XpresSpa’s total sales growth when considering the influence of new unit contribution.

A reconciliation between Comp Store Sales and total revenue for XpresSpa for the years ended December 31, 2012 through December 31, 2016 is presented below:

(In Thousands)	2012	2013	2014	2015	2016
Comp Store Sales	$21,461	$26,569	$31,441	$34,060	$38,943
Non-Comp Store Sales (other revenue)	7,892	7,326	5,906	4,783	4,877
Total Revenue	$29,353	$33,895	$37,347	$38,843	$43,820

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In addition, average annual sales per same store was approximately $1 million as of December 31, 2016. XpresSpa believes that its operating metrics represent an attractive return on invested capital and, as a result, is pursuing new locations at airports and terminals around the country. Historically, XpresSpa has won approximately four out of every five requests for proposal (“RFP”) in which it has participated.

Technology

Our technology operating segment consists of Group Mobile International Ltd. (“Group Mobile”) and FLI Charge International Ltd. (“FLI Charge”) as well as an 11% equity interest in InfoMedia Services Limited (“InfoMedia”). Group Mobile offers rugged hardware and software solutions, including laptops, tablets, and mobile printers, as well as installation and deployment services. FLI Charge offers wireless conductive charging and power solutions for electronic devices. We acquired Group Mobile and FLI Charge in the fourth quarter of 2015. Infomedia is a leading provider of customer relationship management and monetization technologies to mobile carriers and device manufacturers. Our equity interest in InfoMedia increased from 8.25% to 11% in the first quarter of 2017 due to a realignment of ownership interests.

On February 2, 2017, we completed the acquisition of Excalibur Integrated Systems, Inc. (“Excalibur”), an end-to-end solutions provider of mobile hardware devices, wireless network security, data networking, telephony and mobile application development and software solutions. Following the acquisition, Excalibur was merged with Group Mobile within our technology operating segment.

We are currently evaluating strategic alternatives with respect to our technology segment in an attempt to enhance stockholder value. These strategic alternatives may include a possible sale, merger, spin-off or other separation of Group Mobile and/or FLI Charge or other forms of business combinations or strategic transactions. We are seeking to enter into one or more strategic transactions involving our technology segment in the first quarter of 2018.

Intellectual Property

Our intellectual property operating segment is engaged in the monetization of patents related to content and ad delivery, remote monitoring and mobile technologies.

We are currently focused on monetizing our technology portfolio through a variety of value enhancing initiatives including, but not limited to, licensing, litigation and strategic partnerships. We are currently asserting patents in litigation related to ad-insertion and remote monitoring.

Financial Update

Our financial statements for the quarter ended June 30, 2017 are not yet available and our independent registered public accounting firm, CohnReznick LLP, has not completed its review of any financial statements for such period. Our expectations with respect to our unaudited results for the period discussed below are based upon management estimates.

The results below are preliminary and subject to revision based upon the completion of our quarter-end financial closing process and are not meant to be comprehensive for this period. Following the completion of our quarter-end financial closing process and review by our independent registered public accounting firm, we may report financial results that could differ from these estimates.

While we believe that the following information and estimates are based on reasonable assumptions, our actual results may vary, and such variation may be material. Factors that could cause the preliminary financial data and estimates to differ include, but are not limited to: (i) additional adjustments in the calculation of, or application of accounting principles, for the financial results for the quarter ended June 30, 2017; (ii) discovery of new information that affects accounting estimates and management’s judgment underlying these estimated results; and (iii) the completion of the review by our independent registered public accounting firm of our financial results for the quarter ended June 30, 2017.

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We expect to report the following information about our Wellness segment, which includes XpresSpa, for the second quarter of 2017:

·	XpresSpa total revenue of approximately $12,863,000, which is a 15.3% increase as compared to the second quarter of 2016; and

·	XpresSpa Adjusted EBITDA income for the quarter ended June 30, 2017 in the range of $0.9 million to $1.2 million as compared to $0.2 million Adjusted EBITDA loss in the quarter ended March 31, 2017.

We also expect to report estimated total revenue of approximately $3.0 million to $4.0 million in our Technology (Group Mobile) segment.

The financial results discussed above are preliminary, have not been audited and are subject to change upon completion of our unaudited financial statements for the quarter ended June 30, 2017.

The following table provides a reconciliation of estimated Adjusted EBITDA to Operating income (loss) for the Wellness segment for the three month periods presented:

	For the three months ended March 31, 2017	For the three months ended June 30, 2017 estimated range
Wellness segment - Operating Loss	$(2,371,000)	$(2,525,000)	$(2,020,000)
Plus:
Depreciation and amortization	1,715,000	3,100,000	2,750,000
Franchise and misc. taxes	-	75,000	120,000
M&A and integration costs	484,000	250,000	350,000
Adjusted EBITDA income (loss)	$(172,000)	$900,000	$1,200,000

Financial Outlook

For the year ended December 31, 2017, we continue to expect consolidated revenues of approximately $70 million, of which approximately $50 million is expected to come from XpresSpa based on continued growth in comparable store sales and new store locations. Group Mobile is expected to generate the remaining approximately $20 million by adding new products, exploring new distribution verticals, such as military and government, increasing its geographic coverage and meeting existing backlog.

For the year ended December 31, 2018, we expect XpresSpa revenues of at least $60 million based primarily on the following assumptions:

·	Previous expectations for two planned units continue to be on track to open during the second half of 2017.
·	An additional seven units are now anticipated to open during the second half of 2017. These seven units have associated lease agreements or term sheets in place.
·	We have identified another eight units that are presently in negotiation, some of which may open prior to year-end 2017.

Such revenue estimates discussed above are subject to factors that could adversely impact store revenues generally, as well as the delays frequently encountered in opening new locations, including delays in negotiating suitable lease arrangements with landlords, receiving airport approvals and completing leasehold improvements. See “Risk Factors” beginning on page S-8 of this prospectus supplement and page 10 of the accompanying prospectus, and the consolidated financial statements and related notes included or incorporated by reference in this prospectus supplement, the accompanying prospectus and the other documents incorporated by reference herein and therein for risks, uncertainties and other factors that may impact future revenues.

Corporate Information

We were incorporated in Delaware as a corporation on January 9, 2006 and completed an initial public offering in June 2010. Our principal executive offices are located at 780 Third Avenue, 12th Floor, New York, New York 10017. Our telephone number is (212) 309-7549 and our website address is www.formholdings.com. We also operate the following websites: www.xpresspa.com, www.groupmobile.com and www.flicharge.com. Information contained on or linked to our website is not a part of this prospectus supplement summary. Our common stock was previously listed on The NASDAQ Capital Market under the trading symbol “VRNG.” Since May 9, 2016, our common stock has been listed under the trading symbol “FH.”

S-4

THE OFFERING

Common stock offered by us:	shares.
Offering price	$ per share.
Common stock to be outstanding after the offering:	shares (or shares, if the underwriters’ option to purchase additional shares is exercised in full).
Over-allotment option	We have granted the underwriters an option to purchase up to additional shares. This option is exercisable, in whole or in part, for a period of 30 days from the date of this prospectus supplement.
Use of Proceeds:	We currently expect to use the net proceeds from this offering for capital expenditures associated with opening new XpresSpa locations and general corporate purposes. See “Use of Proceeds” on page S-12 of this prospectus supplement.
The NASDAQ Capital Market Listing:	Our common stock is listed on The NASDAQ Capital Market under the symbol “FH”.
Risk Factors:	An investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement, page 10 of the accompanying prospectus and in the documents incorporated by reference into this prospectus supplement for a discussion of factors you should consider carefully when making an investment decision.

The number of shares of common stock to be outstanding after the offering is based on 19,565,531 shares outstanding as of June 30, 2017, which excludes:

•	5,135,399 shares underlying options outstanding, at a weighted average exercise price of $5.60 per share;

•	3,439,587 shares issuable upon conversion of Series D Convertible Preferred Stock outstanding;

•	3,430,877 shares underlying warrants outstanding, at a weighted average exercise price of $4.49 per share, of which 343,377 expire on July 19, 2017, 537,500 expire on May 4, 2020, 50,000 expire on April 15, 2021 and 2,500,000 expire on December 23, 2021;

•	1,258,603 shares available for future grant under our 2012 Employee, Director and Consultant Equity Incentive Plan, as amended (the “Equity Incentive Plan”); and

•	400,942 shares issuable upon vesting of restricted stock units.

Unless otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares.

S-5

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Some of the statements in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These statements are based on our current expectations, assumptions, estimates and projections about our business and our industry and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied in, or contemplated by, the forward-looking statements. Words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may,” “would,” “could,” “estimate,” “potential,” “continue,” or the negative of such terms or other similar expressions, identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. Our actual results and the timing of events may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include those discussed under the caption “Risk Factors” beginning on page S-8 of this prospectus supplement and page 10 of the accompanying prospectus and in the documents incorporated by reference herein and therein, in any free writing prospectus that we have authorized for use in connection with this offering or as a result of other circumstances beyond our control. The forward-looking statements made in this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering speak only as of the date on which the statements are made.

We intend that all forward-looking statements be subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to many risks and uncertainties that could cause actual results to differ materially from any future results expressed or implied by the forward-looking statements. We caution you therefore against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. Examples of the risks and uncertainties include, but are not limited to:

·	the impact of our business and asset acquisitions on our operations and operating results including our ability to realize the expected value and benefits of such acquisitions;

·	our ability to develop and introduce new products and/or develop intellectual property;

·	our ability to protect and maintain our intellectual property rights;

·	our ability to raise additional capital to fund our operations and business plan and the effects that such financing may have on the value of the equity instruments held by our stockholders;

·	our ability to retain key members of our management team;

·	general economic conditions and level of consumer and corporate spending on technology, consumer electronics, health and wellness, and travel;

·	our ability to hire a skilled labor force and the costs associated with that labor;

·	our ability to secure new locations, maintain existing ones, and ensure continued customer traffic at those locations;

·	our ability to protect our customers’ financial data and other personal information;

·	the loss of one or more of our significant suppliers or vendors;

S-6

·	unexpected trends in the travel, health and wellness, mobile phone, telecom computing, and consumer electronics industries and potential technology and service obsolescence;

·	market acceptance, quality, pricing, availability and useful life of our products and/or services, as well as the mix of our products and services sold;

·	lawsuits, claims, and investigations that may be filed against us and other events that may adversely affect our reputation;

·	our ability to license and monetize our patents, including litigation outcomes; and

·	competitive conditions within our industries.

Factors or events that could cause our actual results to differ may emerge from time to time and it is not possible for us to predict them all. Except to the extent required by applicable laws, rules or regulations, we do not undertake any obligation to publicly update any forward-looking statements or to publicly announce revisions to any of the forward-looking statements, whether as a result of new information, future events or otherwise.

S-7

RISK FACTORS

Investing in our shares involves a high degree of risk. You should consider the following risk factors, the risk factors contained in the accompanying prospectus beginning on page 10 and in our Form 10-K for the year ended December 31, 2016, as well as other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus, before deciding to purchase any of our shares. The risks and uncertainties described below and incorporated by reference herein are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may become important factors that affect us. If any of these risks occur, our business could suffer, the market price of our common stock could decline and you could lose all or part of your investment in our shares.

Risks Related to the XpresSpa

The unaudited pro forma consolidated and condensed financial statements of the Company incorporated by reference in this prospectus supplement and accompanying prospectus may not be representative of the combined results of FORM and XpresSpa, and accordingly, you have limited financial information on which to evaluate the integrated companies.

        The unaudited pro forma consolidated and condensed financial information of the Company for the nine months ended September 30, 2016 and for the year ended December 31, 2015 is presented for informational purposes only and is not necessarily indicative of the financial position or results of operations that would have actually occurred had the acquisitions of XpresSpa been completed at or as of the dates indicated, nor is it indicative of our future operating results or financial position. The unaudited pro forma consolidated and condensed financial information does not reflect future events that may occur, including the potential realization of impacts of current market conditions on revenues or expenses. The unaudited pro forma consolidated and condensed financial information incorporated by reference into this prospectus supplement is based in part on certain assumptions regarding the acquisitions of XpresSpa that we believe are reasonable under the circumstances. We cannot assure you that our assumptions will prove to be accurate over time.

Our growth strategy is highly dependent on our ability to successfully identify and open new XpresSpa stores and kiosks.

Our growth strategy primarily contemplates expansion through procuring new XpresSpa locations and opening new XpresSpa stores and kiosks. Implementing this strategy depends on our ability to successfully identify new store locations. We will also need to assess and mitigate the risk of any new store locations, to open the stores on favorable terms and to successfully integrate their operations with ours. We may not be able to successfully identify opportunities that meet these criteria, or, if we do, we may not be able to successfully negotiate and open new stores on a timely basis. If we are unable to identify and open new XpresSpa locations in accordance with our operating plan, our revenue growth rate and financial performance may fall short of our expectations.

Risks Related to this Offering and Our Common Stock

The market price of our common stock historically has been and likely will continue to be highly volatile.

The market price for our shares of common stock historically has been highly volatile, and the market for our shares has from time to time experienced significant price and volume fluctuations, based both on our operating performance and for reasons that appear to us unrelated to our operating performance. The market price of our shares of common stock may fluctuate significantly in response to a number of factors, including:

·	our ability to realize the expected value and benefits of our recent business and asset acquisitions;

·	the level of our financial resources;

·	our ability to develop and introduce new products and/or develop intellectual property;

S-8

·	developments concerning our intellectual property rights generally or those of us or our competitors;

·	our ability to raise additional capital to fund our operations and business plan and the effects that such financing may have on the value of the equity instruments held by our stockholders;

·	our ability to retain key personnel;

·	general economic conditions and level of consumer and corporate spending on technology, consumer electronics, health and wellness, and travel;

·	our ability to hire a skilled labor force and the costs associated;

·	our ability to secure new locations, maintain existing ones, and ensure continued customer traffic at those locations;

·	changes in securities analysts’ estimates of our financial performance or deviations in our business and the trading price of our common stock from the estimates of securities analysts;

·	our ability to protect our customers’ financial data and other personal information;

·	the loss of one or more of our significant suppliers or vendors;

·	unexpected trends in the travel, health and wellness, mobile phone, telecom computing, and consumer electronics industries and potential technology and service obsolescence;

·	market acceptance, quality, pricing, availability and useful life of our products and/or services, as well as the mix of our products and services sold;

·	lawsuits, claims, and investigations that may be filed against us and other events that may adversely affect our reputation; and

·	our ability to license and monetize our patents, including litigation outcomes.

We may fail to meet publicly announced financial guidance or other expectations about our business, which would cause our stock to decline in value.

From time to time, we provide preliminary financial results or forward-looking financial guidance, to our investors. Such statements are based on our current views, expectations and assumptions that may not prove to be accurate and may vary from actual results and involve known and unknown risks and uncertainties that may cause actual results, performance, achievements or share prices to be materially different from any future results, performance, achievements or share prices expressed or implied by such statements. Such risks and uncertainties include the risk factors contained herein, in the accompanying prospectus beginning on page 10 and in our Form 10-K for the year ended December 31, 2016, as well as other information contained or incorporated by reference in this prospectus supplement. If we fail to meet our projections and/or other financial guidance for any reason, our stock price could decline.

Our common stock has traded in low volumes. We cannot predict whether an active trading market for our common stock will ever develop. Even if an active trading market develops, the market price of our common stock may be significantly volatile.

        Historically, our common stock has experienced a lack of trading liquidity. In the absence of an active trading market you may have difficulty buying and selling our common stock at all or at the price you consider reasonable; and market visibility for shares of our common stock may be limited, which may have a depressive effect on the

S-9

market price for shares of our common stock and on our ability to raise capital or make acquisitions by issuing our common stock.

Our management will have broad discretion with respect to the use of the proceeds of this offering.

Although we have highlighted the intended use of proceeds for this offering, our management will have broad discretion as to the application of these net proceeds and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for our company.

You will experience immediate dilution in the book value per share of the shares you purchase.

Investors who purchase our shares in this offering will experience immediate dilution in their net tangible book value per share to the extent of the difference between the public offering price per share and the “as adjusted” net tangible book value per share after giving effect to the offering. Based on shares of common stock being sold at the public offering price of $ per share, for aggregate gross proceeds of approximately $ , and after deducting underwriting discounts and commissions and estimated aggregate offering expenses payable by us, you will experience an immediate dilution of $ per share, representing the difference between our as adjusted net tangible book value per share as of March 31, 2017 after giving effect to this offering and the public offering price. See “Dilution” on page S-15 for a more detailed discussion of the dilution you will incur in this offering.

If we raise additional capital in the future, your ownership in us could be diluted.

Any issuance of equity we may undertake in the future to raise additional capital could cause the price of our shares to decline, or require us to issue shares at a price that is lower than that paid by holders of our shares in the past, which would result in those newly issued shares being dilutive. If we obtain funds through a credit facility or through the issuance of debt or preferred securities, these securities would likely have rights senior to your rights as a common shareholder, which could impair the value of our shares.

Anti-takeover provisions of Delaware law, provisions in our charter and bylaws and our shareholder rights plan could delay, discourage or make more difficult a third-party acquisition of control of us.

Because we are a Delaware corporation, certain provisions of Delaware law could delay, discourage or make more difficult a third-party acquisition of control of us, even if the change in control would be beneficial to stockholders or the stockholders regard it as such. We are subject to the provisions of Section 203 of the Delaware General Corporation Law, or DGCL, which prohibits certain “business combination” transactions (as defined in Section 203) with an “interested stockholder” (defined in Section 203 as a 15 percent or greater stockholder) for a period of three years after a stockholder becomes an “interested stockholder”, unless the attaining of “interested stockholder” status or the transaction is pre-approved by our board of directors, the transaction results in the attainment of at least an 85 percent ownership level by an acquirer or the transaction is later approved by our board of directors and by our stockholders by at least a 66 2/3 percent vote of our stockholders other than the “interested stockholder”, each as specifically provided in Section 203.  Our certificate of incorporation and our bylaws, each as currently in effect, also contain certain provisions that may delay, discourage or make more difficult a third-party acquisition of control of us. Such provisions include a provision that any vacancies on the board of directors may only be filled by a majority of the directors then serving, although not a quorum, and not by the stockholders and the ability of the board of directors to issue preferred stock, without stockholder approval, that could dilute the stock ownership of a potential unsolicited acquirer and hinder an acquisition of control of us that is not approved by our board of directors, including through the use of preferred stock in connection with a shareholder rights plan.

We have adopted a shareholder rights plan in the form of a Section 382 Rights Plan, designed to help protect and preserve our substantial tax attributes primarily associated with our NOLs under Sections 382 of the Internal Revenue Code and related U.S. Treasury regulations. The plan was approved by our stockholders in December 2016 and expires in March 2019. Although this is not the purpose of the Section 382 Rights Plan, it could have the effect of making it uneconomical for a third party to acquire us on a hostile basis.

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These provisions of the DGCL, our certificate of incorporation and bylaws, and our Section 382 Rights Plan may delay, discourage or make more difficult certain types of transactions in which our stockholders might otherwise receive a premium for their shares over the current market price, and might limit the ability of our stockholders to approve transactions that they think may be in their best interest.

We do not intend to pay dividends on our common stock and, consequently, your ability to achieve a return on your investment will depend on appreciation in the price of our common stock.

We have never declared or paid any cash dividend on our common stock and do not currently intend to do so for the foreseeable future. We currently anticipate that we will retain future earnings for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. In addition, the declaration and payment of cash dividends is restricted under the terms of our existing credit agreement and Series D Convertible Preferred Stock. Any return to stockholders will therefore be limited to the appreciation of their stock. Therefore, the success of an investment in shares of our common stock will depend upon any future appreciation in their value. There is no guarantee that shares of our common stock will appreciate in value or even maintain the price at which our stockholders have purchased their shares.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of shares of common stock that we are offering will be approximately $       million, after deducting the underwriting discount and estimated offering expenses payable by us, or approximately $      million if the underwriters exercise their option to purchase additional shares in full.

We currently expect to use the net proceeds from this offering for capital expenditures associated with opening new XpresSpa locations and general corporate purposes. We will retain broad discretion over the use of the net proceeds from this offering.

Pending the use of the net proceeds, we expect to invest the net proceeds in investment grade, interest-bearing instruments.

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PRICE RANGE OF OUR COMMON STOCK

Our common stock, which was previously listed on The NASDAQ Capital Market under the trading symbol “VRNG,” has been listed under the trading symbol “FH” since May 9, 2016. The following table sets forth, for the periods indicated, the high and low closing prices for our common stock as reported by The NASDAQ Capital Market, with prices prior to November 27, 2015 adjusted to account for our 1-for-10 reverse stock split that occurred on that date:

	High	Low
2015
First Quarter	$9.80	$4.60
Second Quarter	7.70	5.50
Third Quarter	7.40	3.90
Fourth Quarter	6.00	2.00

2016
First Quarter	$2.80	$1.18
Second Quarter	2.47	1.48
Third Quarter	2.90	1.79
Fourth Quarter	4.05	1.99

2017
First Quarter	$2.60	$1.91
Second Quarter	2.24	1.37
Third Quarter*	1.68	1.35

*Through July 25, 2017

The last reported sale price of our common stock on The NASDAQ Capital Market on July 25, 2017 was $1.36.

Stockholders

As of July 14, 2017, we had 47 stockholders of record of the 19,565,531 outstanding shares of our common stock. This does not reflect persons or entities that hold their stock in nominee or "street" name through various brokerage firms.

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DIVIDEND POLICY

We have never declared or paid any cash dividends on our capital stock, and do not anticipate paying any cash dividends on our capital stock in the foreseeable future. We currently intend to retain future earnings, if any, to finance our operations and to expand our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon our financial condition, operating results, capital requirements and other factors that our Board of Directors considers appropriate.

Under the Credit Agreement by and between Rockmore Investment Master Fund Ltd. and us, dated April 22, 2015, we are prohibited from declaring any dividends in cash, subject to limited exceptions. Furthermore, we are not permitted to declare any cash dividends on our common stock unless holders of shares of our Series D Preferred Stock, par value $0.01 (“Series D Preferred Stock”), first, or simultaneously, receive a dividend on each outstanding share of Series D Preferred Stock on an as converted to common stock basis, in addition to an amount that accrues at the rate per annum of $4.32 per share.

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DILUTION

Our net tangible book value as of March 31, 2017 was approximately $17.4 million, or $0.90 per share. Net tangible book value per share is determined by dividing our total tangible assets, less total liabilities, by the number of shares of our common stock outstanding as of March 31, 2017. Dilution with respect to net tangible book value per share represents the difference between the amount per share paid by purchasers of our shares in this offering and the net tangible book value per share of our shares immediately after this offering.

After giving effect to the sale of shares in this offering at the public offering price of $          per share and after deducting the underwriting discount and estimated offering expenses payable by us, our as adjusted net tangible book value as of March 31, 2017 would have been approximately $          million, or $          per share. This represents an immediate increase in net tangible book value of $          per share to existing stockholders and immediate dilution of $          per share to investors purchasing our shares in this offering at the public offering price. The following table illustrates this dilution on a per share basis:

Public offering price per share			$
Net tangible book value per share of as March 31, 2017		$0.90
Increase in net tangible book value per share attributable to investors in this offering	$
As adjusted net tangible book value per share after this offering			$
Dilution in net tangible book value per share to investors in this offering			$

If the underwriters exercise their option to purchase additional shares in full, the as adjusted net tangible book value would increase to approximately $          million, or $          per share, representing an increase to existing stockholders of approximately $          per share, and an immediate dilution of approximately $          per share to the investors in this offering.

The number of shares of common stock to be outstanding after the offering is based on the number of shares outstanding as of March 31, 2017. As of that date, we had 19,198,454 shares outstanding, excluding:

•	5,138,732 shares underlying options outstanding, at a weighted average exercise price of $11.39 per share;

•	3,931,416 shares issuable upon conversion of Series D Convertible Preferred Stock outstanding;

•	3,430,877 shares underlying warrants outstanding, at a weighted average exercise price of $4.49 per share, of which 343,377 expire on July 19, 2017, 537,500 expire on May 4, 2020, 50,000 expire on April 15, 2021 and 2,500,000 expire on December 23, 2021;

•	1,255,270 shares available for future grant under our Equity Incentive Plan; and

•	400,942 shares issuable upon vesting of restricted stock units.

In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe that we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

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CAPITALIZATION

The following sets forth our cash and cash equivalents and capitalization on a consolidated basis as of March 31, 2017:

·	on an actual basis; and

·	on an as adjusted basis to reflect the sale of shares of common stock in this offering at the public offering price of $ per share, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

We have presented our capitalization on both an actual and an as adjusted basis to reflect the issuance and sale of shares offered hereby, but not the application of the net proceeds from the issuance and sale of such shares. See “Use of Proceeds.” You should read the following table along with our financial statements and the accompanying notes to those statements, together with the information set forth under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report for the three months ended March 31, 2017, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of March 31, 2017
	(in thousands, except share data)
	Actual	As Adjusted
Cash and Cash Equivalents	11,673
Long Term Debt	6,500
Stockholders’ equity:
Series A Convertible Preferred stock, $0.01 par value per share; 500,000 shares authorized; 6,968 issued and none outstanding	$—
Series B Convertible Preferred stock, $0.01 par value per share; 5,000,000 shares authorized; 1,666,667 issued and none outstanding	—
Series C Junior Preferred stock, $0.01 par value per share; 300,000 shares authorized; none issued and outstanding	—
Series D Convertible Preferred Stock, $0.01 par value per share; 500,000 shares authorized; 491,427 issued and outstanding; liquidation value of $23,588	5
Common stock, $0.01 par value per share; 150,000,000 shares authorized; 19,198,454 and 18,304,881 issued and outstanding as of March 31, 2017 and December 31, 2016, respectively	192
Additional paid-in capital	282,773
Accumulated deficit	(227,293)
Accumulated other comprehensive loss	(57)
Total stockholders’ equity attributable to the Company	$55,620

Total capitalization	$55,620

The number of shares of common stock to be outstanding after the offering is based on the number of shares outstanding as of March 31, 2017. As of that date, we had 19,198,454 shares outstanding, excluding:

•	5,138,732 shares underlying options outstanding, at a weighted average exercise price of $11.39 per share;

•	3,931,416 shares issuable upon conversion of Series D Convertible Preferred Stock outstanding;

•	3,430,877 shares underlying warrants outstanding, at a weighted average exercise price of $4.49 per share, of which 343,377 expire on July 19, 2017, 537,500 expire on May 4, 2020, 50,000 expire on April 15, 2021 and 2,500,000 expire on December 23, 2021;

•	1,255,270 shares available for future grant under our Equity Incentive Plan; and

•	400,942 shares issuable upon vesting of restricted stock units.

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UNDERWRITING

We have entered into an underwriting agreement with the several underwriters listed in the table below. Roth Capital Partners, LLC is the representative of the underwriters. We refer to the several underwriters listed in the table below as the ‘‘underwriters.’’ Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and the underwriters have agreed to severally purchase from us, shares of our common stock. Our common stock trades on The NASDAQ Capital Market under the symbol “FH.”

Pursuant to the terms and subject to the conditions contained in the underwriting agreement, we have agreed to sell to the underwriters named below, and each underwriter severally has agreed to purchase from us, the respective number of shares of common stock set forth opposite its name below:

Underwriter	Number of Shares
Roth Capital Partners, LLC

Total

The underwriting agreement provides that the obligation of the underwriters to purchase the shares of common stock offered by this prospectus supplement and the accompanying prospectus is subject to certain conditions. The underwriters are obligated to purchase all of the shares of common stock offered hereby if any of the shares are purchased.

We have granted the underwriters an option to buy up to an additional            shares of common stock from us at the public offering price, less the underwriting discounts and commissions, to cover over-allotments, if any. The underwriters may exercise this option at any time, in whole or in part, during the 30-day period after the date of this prospectus supplement; however, the underwriters may only exercise the option once.

Discounts, Commissions and Expenses

        The underwriters propose to offer the shares of common stock purchased pursuant to the underwriting agreement to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $             per share. After this offering, the public offering price and concession may be changed by the underwriters. No such change shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus supplement.

        In connection with the sale of the common stock to be purchased by the underwriters, the underwriters will be deemed to have received compensation in the form of underwriting commissions and discounts. The underwriters' commissions and discount will be 7.0% of the gross proceeds of this offering, or $            per share of common stock, based on the public offering price per share set forth on the cover page of this prospectus supplement. We have agreed to reimburse the representative at closing for expenses incurred by it in connection with the offering up to a maximum of $135,000.

We estimate that our total offering expenses for this offering, net of the underwriting discount and commission, will be approximately $          .

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The following table shows the underwriting discount and commissions payable to the underwriters by us in connection with this offering (assuming both the exercise and non-exercise of the over-allotment option to purchase additional shares of common stock we have granted to the underwriters):

	Per Share		Total
	Without Over- allotment	With Over- allotment	Without Over- allotment	With Over- allotment
Public offering price	$	$	$	$
Underwriting discount and commissions paid by us	$	$	$	$

Indemnification

Pursuant to the underwriting agreement, we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the underwriters or such other indemnified parties may be required to make in respect of those liabilities.

Lock-Up Agreements

Without the prior written consent of Roth Capital Partners, LLC, for a period of 90 days following the date of this prospectus (the “Lock-Up Period”), we have agreed not to directly or indirectly (i) offer, pledge, issue, sell, contract to sell, purchase, contract to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of common stock or any securities convertible into or exercisable or exchangeable for common stock of the Company, (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of shares of common stock or (iii) file any registration statement with the Commission relating to the offering of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock, except, in the case of clause (i), for the issuance of the shares of our common stock in this offering, the issuance of shares of our common stock pursuant to our 2012 Employee, Director and Consultant Equity Incentive Plan or 2006 Stock Option Plan and the issuance of shares upon conversion of our Series D Convertible Preferred Stock.

In addition, each of our directors, executive officers and greater than 5% stockholders has entered into a lock-up agreement with the underwriters. Under the lock-up agreements, the foregoing persons may not, directly or indirectly, (i) sell, assign, transfer, pledge, offer to sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option for sale (including any short sale), right or warrant to purchase, lend, establish an open “put equivalent position” (within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of, or enter into any transaction which is designed to or could be expected to result in the disposition of, any shares of common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company (including, without limitation, shares of common stock or any such securities which may be deemed to be beneficially owned by such persons in accordance with the rules and regulations promulgated by the Securities and Exchange Commission (the “Commission”) from time to time (such shares or securities, the “Beneficially Owned Shares”)), or publicly announce any intention to do any of the foregoing, other than the exercise of options or warrants so long as there is no sale or disposition of the common stock underlying such options or warrants during the Lock-Up Period, (ii) enter into any swap, hedge or other agreement or arrangement that transfers in whole or in part, the economic risk of ownership of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company, or (iii) engage in any short selling of any Beneficially Owned Shares, common stock or securities convertible into or exercisable or exchangeable for any equity securities of the Company, whether any such transaction described in clause (i), (ii) or (iii) above is to be settled by delivery of shares of common stock or such other securities, in cash or otherwise, without the prior written consent of Roth Capital Partners, LLC, for a period of 90 days from the date of this prospectus supplement. This consent may be given at any time without public notice. These restrictions on future dispositions by our directors, executive officers and greater than 5% stockholders are subject to certain exceptions for transfers of Beneficially Owned Shares, including but not limited to transfers (i) as a bona fide gift or gifts, (ii) by operation of law, including pursuant to a qualified domestic order or in connection

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with a divorce settlement, (iii) to the immediate family of the transferor, (iv) to any trust for the direct or indirect benefit of such person or the immediate family of the transferor, (v) to any beneficiary of the transferor pursuant to a will or other testamentary document or applicable laws of descent and (vi) to any corporation, partnership, limited liability company or other entity all of the beneficial ownership interests of which are held by the transferor or the immediate family of the transferor.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the underwriters or by their affiliates. In those cases, prospective investors may view offering terms online and prospective investors may be allowed to place orders online. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the underwriters' websites or our website and any information contained in any other websites maintained by the underwriters or by us is not part of this prospectus supplement, the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus forms a part, has not been approved and/or endorsed by us or the underwriters in their capacity as underwriters, and should not be relied upon by investors.

Price Stabilization, Short Positions and Penalty Bids

In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act:

·	Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

·	Over-allotment involves sales by the underwriters of shares in excess of the number of shares the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares over-allotted by the underwriters is not greater than the number of shares that they may purchase in the over-allotment option. In a naked short position, the number of shares involved is greater than the number of shares in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing shares in the open market.

·	Syndicate covering transactions involve purchases of the common stock in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of shares to close out the short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. A naked short position occurs if the underwriters sell more shares than could be covered by the over-allotment option. This position can only be closed out by buying shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering.

·	Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the common stock originally sold by the syndicate member is purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of the common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. These transactions may be discontinued at any time.

Neither we nor the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our shares of common stock. In addition,

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neither we nor the underwriters make any representation that the underwriters will engage in these transactions or that any transaction, if commenced, will not be discontinued without notice.

Selling Restrictions

European Economic Area

        This prospectus supplement and the accompanying prospectus does not constitute an approved prospectus under Directive 2003/71/EC and no such prospectus is intended to be prepared and approved in connection with this offering. Accordingly, in relation to each Member State of the European Economic Area which has implemented Directive 2003/71/EC (each, a “Relevant Member State”) an offer to the public of any shares of common stock which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus may not be made in that Relevant Member State except that an offer to the public in that Relevant Member State of any shares of common stock may be made at any time under the following exemptions under the Prospectus Directive, if and to the extent that they have been implemented in that Relevant Member State:

        (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

        (b)   to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the representative of the underwriters for any such offer; or

        (c)   in any other circumstances which do not require any person to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an “offer to the public” in relation to any shares of common stock in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares of common stock to be offered so as to enable an investor to decide to purchase any shares of common stock, as the expression may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression "Prospectus Directive" means Directive 2003/71/EC (and any amendments thereto including the 2010 PD Amending Directive to the extent implemented in each Relevant Member State) and includes any relevant implementing measure in each Relevant Member State and the expression "2010 PD Amending Directive" means Directive 2010/73/EU.

United Kingdom

        This prospectus supplement and the accompanying prospectus are not an approved prospectus for purposes of the UK Prospectus Rules, as implemented under the EU Prospectus Directive (2003/71/EC), and have not been approved under section 21 of the Financial Services and Markets Act 2000 (as amended) (the "FSMA") by a person authorized under FSMA. The financial promotions contained in this prospectus supplement and the accompanying prospectus are directed at, and this prospectus supplement and the accompanying prospectus are only being distributed to, (1) persons who receive this prospectus supplement and the accompanying prospectus outside of the United Kingdom, and (2) persons in the United Kingdom who fall within the exemptions under articles 19 (investment professionals) and 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as "Relevant Persons"). This prospectus supplement and the accompanying prospectus must not be acted upon or relied upon by any person who is not a Relevant Person. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate is available only to Relevant Persons and will be engaged in only with Relevant Persons. This prospectus supplement and the accompanying prospectus and their contents are confidential and should not be distributed, published or reproduced (in whole or in part) or disclosed by recipients to any other person that is not a Relevant Person.

      The representative has represented, warranted and agreed that:

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       (a)   it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the FSMA in connection with the issue or sale of any of the shares of common stock in circumstances in which section 21(1) of the FSMA does not apply to the issuer; and

        (b)   it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares of common stock in, from or otherwise involving the United Kingdom.

Other Relationships

Certain of the underwriters (including the representative) and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates for which they have received, or may in the future receive, customary fees and commissions for these transactions. Except as disclosed in this prospectus supplement, we have no present arrangements with the underwriters for any services.

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LEGAL MATTERS

The validity of the issuance of the shares offered hereby will be passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York. Pillsbury Winthrop Shaw Pittman LLP, New York, New York, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

CohnReznick, LLP, our independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 and 2015, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on CohnReznick, LLP’s reports, given on their authority as experts in accounting and auditing.

BDO USA, LLP, an independent registered public accounting firm, has audited the financial statements of XpresSpa included in our Current Report on Form 8-K/A dated March 7, 2017 for the year ended December 31, 2015 and 2014, which are incorporated by reference in this prospectus supplement and elsewhere in the registration statement. These financial statements are incorporated by reference in reliance on BDO USA, LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and periodic reports, proxy statements and other information with the Commission. You may read and copy any materials that we file with the Commission at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. Many of our Commission filings are also available to the public from the Commission’s website at http://www.sec.gov.

We also maintain a website at http://www.formholdings.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

We have filed with the Commission a registration statement on Form S-3 under the Securities Act relating to the shares we are offering by this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. Please refer to the registration statement and its exhibits and schedules for further information with respect to us and our shares. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of that contract or document filed as an exhibit to the registration statement. You may read and obtain a copy of the registration statement and its exhibits and schedules from the Commission, as described in the preceding paragraph.

INCORPORATION BY REFERENCE

The Commission allows us to “incorporate by reference” the information we file with the Commission, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the Commission will automatically update and supersede this information. We incorporate by reference the documents filed with Commission listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed on March 30, 2016, as amended on May 1, 2017;

•	our Current Reports on Form 8-K filed with the Commission on January 20, 2017, February 3, 2017, March 7, 2017 and May 15, 2017 (with respect to Items 5.02 and 9.01);

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•	our Current Reports on Form 8-K/A filed with the Commission on March 7, 2017; and

•	the description of our Shares contained in our Registration Statement on Form 8-A filed with the Commission on June 16, 2010.

All reports and other documents subsequently filed by us with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus supplement and before the termination of the offering shall be deemed to be incorporated by reference in this prospectus supplement and to be a part of this prospectus supplement from the date of filing of such reports and documents. This prospectus supplement also incorporates by reference any documents that we filed with the Commission after the date that the initial registration statement was filed with the Commission and effectiveness of the registration statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, FORM Holdings Corp., 780 Third Avenue, 12th Floor, New York, New York 10017 or call (212) 309-7549. Exhibits to the documents will not be sent, unless those exhibits have specifically been incorporated by reference in this prospectus supplement.

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PROSPECTUS

VRINGO, INC.

$50,000,000

COMMON STOCK

PREFERRED STOCK

DEBT SECURITIES

WARRANTS

RIGHTS

PURCHASE CONTRACTS

UNITS

This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $50,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities; common stock upon conversion of or exchange for the preferred stock; common stock, preferred stock or debt securities upon the exercise of warrants, rights or performance of purchase contracts; or any combination of these securities upon the performance of purchase contracts.

This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.

Our securities may be sold directly by us to you, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.

Our common stock is listed on the NASDAQ Capital Market under the symbol “VRNG.” On July 23, 2015, the last reported sale price of our common stock was $0.46 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. Prospective purchasers of our securities are urged to obtain current information as to the market prices of our securities, where applicable.

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks that we have described on page 10 of this prospectus under the caption “Risk Factors.” We may include specific risk factors in supplements to this prospectus under the caption “Risk Factors.” This prospectus may not be used to sell our securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 23, 2015.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, in one or more offerings, with a total value of up to $50,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain specific information about the terms of that offering.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained or incorporated by reference in this prospectus. However, no prospectus supplement will offer a security that is not registered and described in this prospectus at the time of its effectiveness. This prospectus, together with the applicable prospectus supplements and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, the applicable prospectus supplement, the information and documents incorporated herein by reference and the additional information under the heading “Where You Can Find More Information” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus or any prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or any sale of a security.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus may not be used to consummate sales of our securities, unless it is accompanied by a prospectus supplement. To the extent there are inconsistencies between any prospectus supplement, this prospectus and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Vringo,” “the Company,” “we,” “us,” “our” and similar terms refer to Vringo, Inc. and its subsidiaries.

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PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC or included in any applicable prospectus supplement. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in any prospectus supplements and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and any prospectus supplements and the documents incorporated by reference herein or therein, before purchasing our securities. Each of the risk factors could adversely affect our business, operating results and financial condition, as well as adversely affect the value of an investment in our securities.

Overview

Vringo, Inc. (“Vringo”) strives to develop, acquire, license and protect innovation worldwide. We are currently focused on identifying, generating, acquiring, and deriving economic benefits from intellectual property assets. We plan to continue to expand our portfolio of intellectual property assets through acquiring and internally developing new technologies. We intend to monetize our technology portfolio through a variety of value enhancing initiatives, including, but not limited to:

·	licensing;

·	strategic partnerships; and

·	litigation.

Our Strategy

We manage an intellectual property portfolio consisting of over 600 patents and patent applications, covering telecom infrastructure, internet search and mobile technologies. These patents and patent applications have been developed internally or acquired from third parties. We strive to develop, acquire, license and protect innovation worldwide. We seek to expand our portfolio of intellectual property through acquisition and development both internally and with the assistance of third parties. Our goal is to partner with innovators of compelling technologies.

In potential acquisitions, we seek to purchase all of, or interests in, technology and intellectual property in exchange for cash, our securities and/or interests in the monetization of those assets. Our revenue from this aspect of our business can be generated through licensing and litigation efforts. We engage in robust due diligence and a principled risk underwriting process to evaluate the merits and potential value of any acquisition or partnership. We seek to structure the terms of our acquisitions and partnerships in a manner that will achieve the highest risk-adjusted returns possible. We believe that our capital resources and potential access to capital, together with the experience of our management team and board of directors, will allow us to assemble a portfolio of quality assets with short and long-term revenue opportunities.

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Intellectual Property

Infrastructure Patents

As one of the means of realizing the value of the patents on telecom infrastructure, our wholly-owned subsidiaries, Vringo Infrastructure, Inc. (“Vringo Infrastructure”), Vringo, Inc. and Vringo Germany GmbH (“Vringo Germany”) have filed a number of suits against ZTE Corporation (“ZTE”), ASUSTeK Computer Inc. (“ASUS”), and certain of their subsidiaries, affiliates and other companies in the United States, European jurisdictions, India, Australia, Brazil, and Malaysia alleging infringement of certain U.S., European, Indian, Australian, Brazilian, and Malaysian patents.

ZTE

United Kingdom

On October 5, 2012, Vringo Infrastructure filed a suit in the UK High Court of Justice, Chancery Division, Patents Court, alleging infringement of three European patents. Subsequently, ZTE responded to the complaint with a counterclaim for invalidity of the patents-in-suit. Vringo Infrastructure filed a second UK suit on December 3, 2012, alleging infringement of three additional European patents.

In March 2014, Vringo Infrastructure withdrew its claim to one of the patents included in the first suit, and ZTE withdrew its invalidity counterclaim. Another patent included in the first suit was heard in a trial that commenced on October 28, 2014.

On November 28, 2014, the Court found the patent valid as amended and infringed by ZTE. Following the Court’s ruling, ZTE applied to introduce new prior art and re-argue the validity of the patent; the application was rejected on January 30, 2015. There was no appeal by ZTE of the substantive decision and therefore the decision is final. Trial on the remedies phase is currently scheduled to occur in the first half of 2016 and will focus on the appropriate royalty rate to be awarded.

On February 17, 2015, Vringo withdrew its infringement claims against ZTE on three of the four remaining European Patents in suit in the second litigation in the UK. ZTE subsequently withdrew its invalidity counterclaims in respect of these three patents.

On April 10, 2015, Vringo and ZTE reached an agreement in relation to the remaining European Patent in issue (EP (UK) 1 330 933) in the second patent case in the UK as a result of which the parties withdrew their respective claims and counterclaims.

Germany

On November 15, 2012, Vringo Germany filed a suit in the Mannheim Regional Court in Germany, alleging infringement of a European patent. The litigation was expanded to include a second European patent on February 21, 2013. On November 4, 2013, Vringo Germany filed a further brief with respect to the proceedings of the first European patent suit, asserting infringement by ZTE eNode B infrastructure equipment used in 4G networks. Vringo Germany re-filed the first European patent case in the Regional Court of Düsseldorf on December 5, 2014.

On December 17, 2013, the Court issued its judgment in the second European patent case, finding that ZTE infringed that patent and ordering an accounting and an injunction upon payment of the appropriate bonds. On February 19, 2014, Vringo Germany filed suit in the Mannheim Regional Court seeking enforcement of the accounting ordered and a further order that non-compliance be subject to civil and criminal penalties. On May 5, 2014, we paid a bond of €1,000,000 (approximately $1,085,000 as of March 31, 2015) to the Court in order to enforce the injunction against ZTE. On December 27, 2013, ZTE filed a notice of appeal of the Mannheim Regional Court’s judgment in the second European patent case, and on January 24, 2014, ZTE filed an emergency motion with the Court of Appeals seeking a stay of the judge’s order pending appeal. On February 24, 2014, ZTE’s motion was denied. A hearing in the appeal is scheduled for the third quarter of 2015.

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On September 13, 2013 and January 28, 2014, Vringo Germany filed two suits in the Regional Court of Düsseldorf, alleging infringement of two additional European patents. Those cases were heard by the Court on November 27, 2014. On January 22, 2015, the Court issued its judgment, finding that ZTE does not infringe either patent. On February 17, 2015, Vringo filed notices of appeal for each patent. The appeal process is anticipated to take at least one year.

ZTE filed nullity suits with respect to the first and second European patents in the Federal Patents Court in Munich, Germany during the second and fourth quarters, respectively, of 2013. Trial in the nullity suit with respect to the first European patent took place on March 4, 2015. The Court indicated that it will present its findings in a written decision, which is likely to be released in the second quarter of 2015. Trial in the nullity suit with respect to the second European patent has been scheduled for the fourth quarter of 2015.

ZTE filed a nullity suit with respect to the third European patent in the Federal Patents Court in Munich, Germany, in the fourth quarter of 2013. A schedule has not yet been set and the trial is not anticipated before the third quarter of 2015. In addition, ZTE filed a nullity suit with respect to the fourth European patent in the Federal Patents Court in Munich, Germany in the second quarter of 2014. A schedule has not yet been set and the trial is not anticipated before the third quarter of 2015.

ZTE filed nullity suits against three Vringo patents not currently being asserted against ZTE. Vringo believes these claims are meritless and will vigorously defend the validity of its patents. No schedule has currently been set in these cases.

China

ZTE has filed 33 reexamination requests of Vringo’s Chinese patents with the Patent Re-Examination Board (“PRB”) of the State Intellectual Property Office of the People’s Republic of China. To date, the PRB has upheld the validity of 17 of Vringo’s patents, partially upheld the validity of two of Vringo’s patents, and has held that 12 of Vringo’s patents are invalid. Vringo has filed appeals on the PRB’s decision on the nine patents that are held invalid. The appeal process is expected to take at least one year. The remaining reexamination requests remain pending, with decisions expected to be rendered on a rolling basis.

On February 21, 2014, ZTE filed a civil complaint against Vringo and Vringo Infrastructure in the Shenzhen Intermediate Court alleging that Vringo violated China’s antimonopoly laws. Vringo received notice of the action on June 26, 2014. Vringo intends to vigorously contest all aspects of this action in the appropriate manner. On July 28, 2014, Vringo filed a motion to have this complaint dismissed due to lack of jurisdiction. On August 6, 2014, the Court dismissed this motion. Vringo filed an appeal of the dismissal, which was denied by the Court. The Court conducted hearing on May 29, 2015 for the parties to submit any evidence on which they intend to rely and during which ZTE amended its complaint to increase its damages demand. As a result Vringo filed a motion contesting the jurisdiction of the court which was denied. Vringo’s appeal of the jurisdictional question is pending. The trial court scheduled hearings starting on June 9, 2015 for the parties to argue their positions. The trial has been stayed pending the appeal. The appellate process is expected to take at least two months.

France

On March 29, 2013, Vringo Infrastructure filed a patent infringement lawsuit in France in the Tribunal de Grande Instance de Paris, alleging infringement of the French part of two European patents. Vringo Infrastructure filed the lawsuit based on particular information uncovered during a seizure to obtain evidence of infringement, known as a saisie-contrefaçon, which was executed at two of ZTE's facilities in France. The oral hearing in relation to liability and injunctive relief for these patents was held on April 13, 2015 before the 3rd division of the 3rd chamber of the Tribunal de Grande Instance de Paris (specializing in IP matters). We anticipate that the Court will render a decision in the third quarter of 2015.

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Australia

On June 11, 2013, Vringo Infrastructure filed a patent infringement lawsuit in the Federal Court of Australia in the New South Wales registry, alleging infringement by ZTE of two Australian patents. In March 2015, the Court granted Vringo’s request to join ZTE as a party to the action. We currently anticipate that the Court will set a trial date in 2015.

Spain

On September 6, 2013, Vringo Infrastructure filed a preliminary inquiry order against ZTE in the Commercial Court of Madrid, Spain, requiring ZTE to provide discovery relating to alleged infringement of a patent which is the Spanish counter-part of the second European patent filed in Germany. In light of ZTE’s non-responsiveness to the order, on March 24, 2014 the Court granted our request to seek discovery of four of ZTE’s Spanish customers. We have received responses from all four customers. On July 31, 2014, ZTE filed a nullity suit in the Commercial Court of Madrid seeking to invalidate two of the Spanish counter-parts of Vringo’s European patents, including the patent found valid as amended and infringed in the UK.

India

On November 7, 2013, we and our subsidiary, Vringo Infrastructure, filed a patent infringement lawsuit in the High Court of Delhi at New Delhi, India, alleging infringement of an Indian patent related to CDMA. On November 8, 2013, the Court granted an ex-parte preliminary injunction and appointed commissioners to inspect ZTE’s facilities and collect evidence. ZTE appealed the preliminary injunction and, on December 12, 2013, the Court instituted an interim arrangement. On February 3, 2014, we filed a motion for contempt for ZTE’s failure to comply with the Court’s order, and requested that the Court order ZTE to pay an increased bond. A ruling on this motion is pending.

On January 31, 2014, we and our subsidiary, Vringo Infrastructure, filed a patent infringement lawsuit in the High Court of Delhi at New Delhi, alleging infringement of a second Indian patent related to GSM Infrastructure. The Court granted an ex-parte preliminary injunction and appointed commissioners to inspect ZTE’s facilities and collect evidence. ZTE appealed the preliminary injunction and, on August 13, 2014, the Court instituted an interim arrangement. On August 30, 2014, we filed a motion for contempt for ZTE’s failure to comply with the Court’s order, and requested that the Court order ZTE to pay an increased bond. A ruling on this motion is pending.

Brazil

On April 14, 2014, Vringo Infrastructure filed a patent infringement lawsuit assigned to the 5th Trial Court of Rio de Janeiro State Court in Brazil, alleging infringement of a Brazilian patent related to 3G/4G/LTE infrastructure. This is the Brazilian counterpart to the patent found to be valid as amended and infringed in the UK. On April 15, 2014, the court granted an ex-parte preliminary injunction restraining ZTE from manufacturing, using, offering for sale, selling, installing, testing, or importing such infrastructure equipment, subject to a fine. The Company posted a bond of approximately R$ 2,020,000 (approximately $621,000 as of March 31, 2015) with the court on April 17, 2014 as a surety against the truth of the allegations contained in the complaint. ZTE has filed numerous appeals against the injunction since, all of which have been rejected.

On July 17, 2014, ZTE filed a nullity suit in the Federal district court in Rio de Janiero, Brazil, against both Vringo and the Brazilian patent office, seeking to invalidate Vringo’s Brazilian patent. The Brazilian patent office answered the complaint, supporting the validity of the patent and requesting the dismissal of the complaint. A schedule for the remainder of this matter has not yet been set.

In April 2015, ZTE filed a second suit in the Federal district court in Rio de Janeiro, against Vringo and the Brazilian patent office, seeking to prevent Vringo from enforcing the injunction issued in the state court. A schedule for this matter has not yet been set.

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Malaysia

On June 23, 2014, Vringo Infrastructure filed a patent infringement lawsuit against ZTE in the High Court of Malaya at Kuala Lumpur. The Court is expected to hear the case in the fourth quarter of 2015.

Romania

On June 23, 2014, Vringo Infrastructure filed a patent infringement lawsuit against ZTE in the Bucharest Tribunal Civil Section. On July 1, 2014, the court granted an ex-parte preliminary injunction, ordering ZTE to cease any importation, exportation, introduction on the market, offer for sale, storage, sale, trade, distribution, promotion, or any other business activity regarding the infringing product. ZTE appealed the injunction and, on October 10, 2014, the Bucharest Court of Appeal suspended enforcement of the injunction in light of ZTE’s allegations that it was immediately subject to approximately €31,500,000 in contract losses, pending the outcome of the appeal. On January 8, 2015, the Court rejected ZTE’s appeal, and reinstated the injunction with immediate effect. The Court ordered Vringo to pay a bond of approximately €243,000 in order to continue to enforce the injunction. On February 4, 2015, the Court rejected ZTE’s request for the Court to order Vringo to pay an increased bond of €40,000,000, in a final decision that may not be appealed. Vringo paid the €243,000 bond on February 11, 2015 (approximately $264,000 as of March 31, 2015). ZTE has filed numerous appeals against the injunction since, all of which have been rejected.

Netherlands

On May 28, 2014, Vringo Infrastructure commenced legal proceedings, pursuant to European Anti-Piracy Regulations, Number 1383/2003, Article 11 against ZTE in the District Court of The Hague. ZTE has filed an invalidity lawsuit for the patent-in-suit. On August 19, 2014, Vringo Infrastructure filed another suit at the District Court of The Hague, which subsumed the May 18, 2014 lawsuit. A schedule has not yet been set in this matter.

On June 4, 2014, ZTE filed suit in the District Court of Rotterdam against Vringo and Vringo Infrastructure for the alleged wrongful detention of goods under the relevant anti-piracy regulations. A schedule has not yet been set in this matter.

On July 24, 2014, ZTE filed a request with the District Court of The Hague to seek the release of ZTE UMTS products being held by Dutch customs officials and to order Vringo to ask the Dutch customs authorities to stop their actions against ZTE’s products based on the Anti-Piracy Regulations of the European Union. On October 24, 2014, the President of the Court denied ZTE’s requests, and upheld the detention of ZTE’s goods, finding, prima facie, that ZTE has infringed one of Vringo’s European patents, upholding the validity of that patent, and rejecting ZTE’s argument that Vringo has violated European competition law by enforcing that patent. ZTE was also ordered to pay Vringo’s legal costs of approximately $250,000. ZTE retains the right to appeal this decision.

On October 23, 2014, ZTE filed suit in the District Court of The Hague seeking the invalidity of Vringo’s European Patent that is the subject of the other proceedings taking place in the same Court. A hearing in this matter has not yet been scheduled.

United States

On July 2, 2014, Vringo filed suit in the United States District Court for the Southern District of New York seeking a temporary restraining order and preliminary and permanent injunctions against ZTE, enjoining ZTE’s use of prohibited materials captured under a non-disclosure agreement (“NDA”) between the parties, including but not limited to ZTE’s use of such materials in its antitrust lawsuit in China against Vringo and Vringo Infrastructure. On July 7, 2014, the court granted a temporary restraining order against ZTE’s use of such material. On July 23, 2014, ZTE filed a counterclaim against Vringo. On July 24, 2014, the Court held a hearing on Vringo’s motion for a preliminary injunction against ZTE. On October 2, 2014, Vringo filed a motion for judgment on the pleadings, similar to a motion for summary judgment, asking the court to render a judgment on Vringo’s cause of action based solely on the pleadings of the parties. On April 6, 2015, the Court granted Vringo’s motion in part, holding that ZTE breached the NDA. On June 3, 2015, the Court granted, in part, Vringo’s request for a preliminary injunction, effectively converting the previously-granted temporary restraining order into a preliminary injunction.

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On February 5, 2015, ZTE filed suit in the United States District Court for the District of Delaware alleging that Vringo breached its contractual obligations to ETSI, which it assumed from Nokia when it purchased its infrastructure patent portfolio. On February 6, 2015, the Court granted a temporary restraining order and preliminary injunction against Vringo. On February 10, 2015, the Court dissolved the temporary restraining order and preliminary injunction and granted Vringo’s request to transfer the case to the United States District Court for the Southern District of New York.

On February 5, 2015, ZTE filed inter partes review (“IPR”) requests for five of Vringo’s United States Patents. The requests, filed with the Patent Trial and Appeal Board (“PTAB”) of the United States Patent and Trademark Office will remain pending until the PTAB makes a decision on whether to grant the requests and, thus, review the patents. While these patents have counterparts being litigated by Vringo in other parts of the world, none of these United States Patents are currently in litigation. On June 5, 2015, ZTE withdrew their requests for IPR for procedural reasons. Vringo anticipates that ZTE will re-file them in the near future.

European Commission

On April 10, 2014, ZTE filed a complaint with the European Commission. We believe that the accusations are not accurate. The European Commission has not yet set the schedule for this matter.

European Patent Office

On May 14, 2015, ZTE filed an opposition to one of Vringo’s newly issued patents at the European Patent Office. Vringo believes that ZTE’s request has no merit and plans to vigorously defend the validity of its patent. A schedule has not yet been set.

National Development and Reform Commission (China)

On January 13, 2015, Vringo Infrastructure received a Request for Assistance in Investigation from the National Development and Reform Commission of the People’s Republic of China (NDRC). This request was based on a complaint filed by ZTE against Vringo. The NDRC has demanded that Vringo consent to mediation with ZTE overseen by the NDRC or face severe criminal and civil penalties. Vringo is actively responding to the NDRC’s concerns and working to convince them that ZTE’s claims have no merit. Vringo is additionally working to ensure that the NDRC respects the various relevant treaties to which the United States and China are signatories.

ASUS

Germany

On October 4, 2013 and January 29, 2014, Vringo Germany filed two patent infringement lawsuits against ASUS in the Düsseldorf Regional Court, alleging infringement of two European patents. Those cases were heard by the Court on November 27, 2014. On January 22, 2015, the Court issued its judgment, finding that ASUS does not infringe either patent. On February 17, 2015, Vringo filed notices of appeal for each patent. The appeal process is anticipated to take at least one year.

ASUS filed nullity suits with respect to the first and second European patents in the Federal Patents Court in Munich, Germany, during the second quarter of 2014. Trials in the nullity suits have not been scheduled but are not anticipated before the second quarter of 2016 for the first patent and the second quarter of 2015 for the second patent.

Spain

On February 7, 2014, Vringo Infrastructure filed suit in the Commercial Court of Barcelona alleging infringement of a patent which is the Spanish counter-part of the first European patent filed in Germany. The oral hearing for this case was heard before the Commercial Court of Barcelona on November 25, 2014. Judgment is pending. On December 19, 2014, ASUS filed a nullity suit with respect to the same patent. A schedule for the case has not yet been set.

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India

On April 15, 2014, Vringo Infrastructure filed suit in the High Court of Delhi, New Delhi alleging infringement of a patent related to use of dictionaries in search engines preloaded on certain ASUS devices. Google has successfully petitioned to intervene as an interested party and, by right, has filed responsive pleadings. A schedule for the remainder of case has not yet been set.

Search Patents

On September 15, 2011, our wholly-owned subsidiary, I/P Engine, Inc. (“I/P Engine”) initiated litigation in the United States District Court, for the Eastern District of Virginia, against AOL Inc., Google, Inc., IAC Search & Media, Inc., Gannett Company, Inc., and Target Corporation (collectively, the “Defendants”) for infringement of claims of U.S. Patent Nos. 6,314,420 and 6,775,664, which I/P Engine acquired from Lycos, Inc.

Trial commenced on October 16, 2012, and the case was submitted to the jury on November 1, 2012. On November 6, 2012, the jury ruled in favor of I/P Engine and against the Defendants. After upholding the validity of the patents-in-suit, and determining that the asserted claims of the patents were infringed by the defendants, the jury found that reasonable royalty damages should be based on a “running royalty,” and that the running royalty rate should be 3.5%. The jury also awarded I/P Engine a total of approximately $30.5 million. On November 20, 2012, the clerk entered the District Court's final judgment.

On January 3, 2014, the District Court ordered that I/P Engine recover an additional sum of $17.32 million from Defendants for supplemental damages and prejudgment interest. On January 21, 2014, the District Court ruled that Defendants' alleged design-around is “nothing more than a colorable variation of the system adjudged to infringe," and accordingly I/P Engine "is entitled to ongoing royalties as long as Defendants continue to use the modified system.” On January 28, 2014, the District Court ruled that the appropriate ongoing royalty rate for Defendants' continued infringement of the patents-in-suit that “would reasonably compensate [I/P Engine] for giving up [its] right to exclude yet allow an ongoing willful infringer to make a reasonable profit” is a rate of 6.5% of the 20.9% royalty base previously set by the District Court. The Defendants also filed a separate appeal related to these matters.

On August 15, 2014, the Court of Appeals for the Federal Circuit (“Federal Circuit”) held that the claims of the patents-in-suit asserted by the Company against the Defendants are invalid for obviousness. On August 20, 2014, Vringo announced that I/P Engine would seek en banc review of the Federal Circuit's decision.

On October 15, 2014, I/P Engine filed a petition for rehearing en banc, in which it argued that the majority's opinion in this case presents important questions of law and is at odds with a series of Supreme Court and Federal Circuit decisions which do not allow appellate judges to disregard a jury's detailed findings under these circumstances. I/P Engine argued that review is particularly appropriate here, where the panel majority not only failed to adopt the proper legal standard, but explicitly rejected it.

On December 15, 2014, the Federal Circuit denied I/P Engine's petition for rehearing of the case en banc and consequently, we announced that I/P Engine will seek review by the Supreme Court of the United States (“Supreme Court”) of the Federal Circuit's decision. On May 14, 2015, I/P Engine filed a petition for writ of certiorari with the Supreme Court of the United States.  The petition asks the Court to review and overturn a divided opinion of the U.S. Court of Appeals for the Federal Circuit, issued on August 15, 2014, which reversed a jury verdict entered in favor of I/P Engine against Google and certain of Google's customers in the United States District Court for the Eastern District of Virginia.

The court dockets for the foregoing cases are publicly available on the Public Access to Court Electronic Records website, www.pacer.gov, which is operated by the Administrative Office of the U.S. Courts and the website for the Supreme Court of the United States, www.supremecourt.gov.

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Risks Associated with our Business

Our business is subject to numerous risks, as described under the heading “Risk Factors” contained in the applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Corporate Information

We were incorporated in Delaware in 2006. Our principal executive offices are located at 780 Third Avenue, 12th Floor, New York, New York 10017, and our telephone number is (212) 309-7549. Our principal website is www.vringoip.com. Information found on, or accessible through, our website is not a part of, and is not incorporated into, this prospectus, and you should not consider it part of this prospectus or part of any prospectus supplement. Our website address is included in this document as an inactive textual reference only. Our common stock is listed on the NASDAQ Capital Market and trades under the symbol “VRNG.”

The Securities We May Offer

Under this prospectus, we may offer shares of our common stock and preferred stock, various series of debt securities and/or warrants, rights or purchase contracts to purchase any of such securities, either individually or in units, with a total value of up to $50,000,000, from time to time at prices and on terms to be determined by market conditions at the time of the offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

·	designation or classification;

·	aggregate principal amount or aggregate offering price;

·	maturity, if applicable;

·	rates and times of payment of interest or dividends, if any;

·	redemption, conversion or sinking fund terms, if any;

·	voting or other rights, if any; and

·	conversion or exercise prices, if any.

The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

We may sell the securities directly to investors or to or through agents, underwriters or dealers. We, and our agents or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we offer securities through agents or underwriters, we will include in the applicable prospectus supplement:

·	the names of those agents or underwriters;

·	applicable fees, discounts and commissions to be paid to them;

·	details regarding over-allotment options, if any; and

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·	the net proceeds to us.

This prospectus may not be used to consummate a sale of any securities unless it is accompanied by a prospectus supplement.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully the risks and uncertainties described under the heading “Risk Factors” contained in the applicable prospectus supplement and any related free writing prospectus, and discussed under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and in our most recent Quarterly Report on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference and any free writing prospectus that we may authorize for use in connection with this offering. The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The SEC encourages companies to disclose forward-looking information so that investors can better understand a company’s future prospects and make informed investment decisions. This prospectus and the documents we have filed with the SEC that are incorporated herein by reference contain such “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

Such statements in connection with any discussion of future operations or financial performance are identified by the use of words such as “may,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. Forward-looking statements include, but are not limited to, statements about: our business, operations, financial performance and condition, earnings, our prospects, our ability to raise capital to fund our operations and business plan, the continued listing of our securities on the NASDAQ Capital Market, our ability to protect intellectual property rights as well as regarding our industry generally. Forward–looking statements are not guarantees of performance. Such statements are based on management’s expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. For a summary of such factors, please refer to the section entitled “Risk Factors” in this prospectus, as updated and supplemented by the discussion of risks and uncertainties in our most recent annual report on Form 10-K, as revised or supplemented by our subsequent quarterly reports on Form 10-Q or our current reports on Form 8-K, as well as any amendments thereto, as filed with the SEC and which are incorporated herein by reference. The information contained in this document is believed to be current as of the date of this document. We do not intend to update any of the forward-looking statements after the date of this document to conform these statements to actual results or to changes in our expectations, except as required by law.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference might not occur. Investors are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise. All subsequent forward-looking statements attributable to us or to any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.

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RATIO OF EARNINGS TO FIXED CHARGES

Any time debt securities are offered pursuant to this prospectus, we will provide a table setting forth our ratio of earnings to fixed charges on a historical basis in the applicable prospectus supplement, if required.

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USE OF PROCEEDS

We cannot assure you that we will receive any proceeds in connection with securities which may be offered pursuant to this prospectus. Unless otherwise indicated in the applicable prospectus supplement, we intend to use any net proceeds from the sale of securities under this prospectus for general corporate purposes, including, but not limited to, repayment of existing indebtedness, working capital, intellectual property protection and enforcement, capital expenditures, investments and acquisitions, including acquisitions of patent portfolios. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds, if any, we receive in connection with securities offered pursuant to this prospectus for any purpose. Pending application of the net proceeds as described above, we may initially invest the net proceeds in short-term, investment-grade, interest-bearing securities or apply them to the reduction of short-term indebtedness.

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PLAN OF DISTRIBUTION

General Plan of Distribution

We may offer securities under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods. We may sell the securities (i) through underwriters or dealers, (ii) through agents or (iii) directly to one or more purchasers, or through a combination of such methods. We may distribute the securities from time to time in one or more transactions at:

·	a fixed price or prices, which may be changed from time to time;

·	market prices prevailing at the time of sale;

·	prices related to the prevailing market prices; or

·	negotiated prices.

We may directly solicit offers to purchase the securities being offered by this prospectus. We may also designate agents to solicit offers to purchase the securities from time to time. We will name in a prospectus supplement any underwriter or agent involved in the offer or sale of the securities.

If we utilize a dealer in the sale of the securities being offered by this prospectus, we will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

If we utilize an underwriter in the sale of the securities being offered by this prospectus, we will execute an underwriting agreement with the underwriter at the time of sale, and we will provide the name of any underwriter in the prospectus supplement which the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we, or the purchasers of the securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and the underwriter may compensate those dealers in the form of discounts, concessions or commissions.

With respect to underwritten public offerings, negotiated transactions and block trades, we will provide in the applicable prospectus supplement information regarding any compensation we pay to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

·	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

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·	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased such securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Certain underwriters may use this prospectus and any accompanying prospectus supplement for offers and sales related to market-making transactions in the securities. These underwriters may act as principal or agent in these transactions, and the sales will be made at prices related to prevailing market prices at the time of sale. Any underwriters involved in the sale of the securities may qualify as “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. In addition, the underwriters’ commissions, discounts or concessions may qualify as underwriters’ compensation under the Securities Act and the rules of the Financial Industry Regulatory Authority, Inc., or FINRA.

Shares of our common stock sold pursuant to the registration statement of which this prospectus is a part will be authorized for quotation and trading on the NASDAQ Capital Market. The applicable prospectus supplement will contain information, where applicable, as to any other listing, if any, on the NASDAQ Capital Market or any securities market or other securities exchange of the securities covered by the prospectus supplement. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

In order to facilitate the offering of the securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than we sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing the applicable security in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if the securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.

The underwriters, dealers and agents may engage in other transactions with us, or perform other services for us, in the ordinary course of their business.

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DESCRIPTION OF CAPITAL STOCK

The following is a summary of our capital stock and provisions of our restated certificate of incorporation and restated by-laws, as they are in effect as of the date of this prospectus. For more detailed information, please see our restated certificate of incorporation and restated bylaws, which are filed with the Securities and Exchange Commission as exhibits to the registration statement of which this prospectus forms a part.

We are authorized to issue 150,000,000 shares of common stock, par value $0.01 per share, and 5,000,000 shares of preferred stock, par value $0.01 per share. As of July 23, 2015, we had 97,553,886 shares of common stock outstanding held of record by 11 stockholders, which does not include stockholders who hold their shares in “street name.” There are no outstanding shares of preferred stock.

Common Stock

Holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, and do not have cumulative voting rights. Subject to preferences that may be applicable to any outstanding shares of preferred stock, holders of common stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All shares of common stock outstanding as of the date of this prospectus are fully paid and nonassessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

Our board of directors has the authority, without action by our stockholders, to designate and issue up to 5,000,000 shares of preferred stock in one or more series and to designate the rights, preferences, and limitations of all such series, any or all of which may be superior to the rights of our common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of the holders of common stock until our board of directors determines the specific rights of the holders of preferred stock. However, effects of the issuance of preferred stock include restricting dividends on our common stock, diluting the voting power of our common stock, impairing the liquidation rights of our common stock, and making it more difficult for a third party to acquire us, which could have the effect of discouraging a third party from acquiring, or deterring a third party from paying a premium to acquire, a majority of our outstanding voting stock. We have no present plans to issue any shares of our preferred stock.

Transfer Agent and Registrar

The transfer agent for our common stock is American Stock Transfer & Trust Company.

General

Our board of directors may, without further action by our stockholders, from time to time, direct the issuance of shares of preferred stock in series and may, at the time of issuance, determine the rights, preferences and limitations of each series, including voting rights, dividend rights and redemption and liquidation preferences. Satisfaction of any dividend preferences of outstanding shares of preferred stock would reduce the amount of funds available for the payment of dividends on shares of our common stock. Holders of shares of preferred stock may be entitled to receive a preference payment in the event of any liquidation, dissolution or winding-up of our company before any payment is made to the holders of shares of our common stock. In some circumstances, the issuance of shares of preferred stock may render more difficult or tend to discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of our securities or the removal of incumbent management. Upon the affirmative vote of our board of directors, without stockholder approval, we may issue shares of preferred stock with voting and conversion rights which could adversely affect the holders of shares of our common stock.

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If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

·	the title and stated value;

·	the number of shares offered, the liquidation preference, if any, per share and the purchase price;

·	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

·	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

·	the procedures for any auction and remarketing, if any;

·	the provisions for a sinking fund, if any;

·	the provisions for redemption, if applicable;

·	any listing of the preferred stock on any securities exchange or market;

·	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

·	whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange price (or how it will be calculated) and exchange period;

·	voting rights, if any, of the preferred stock;

·	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

·	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the affairs of the Company; and

·	any material limitations on issuance of any class or series of preferred stock ranking pari passu with or senior to the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of the Company.

Transfer Agent and Registrar

The transfer agent and registrar for any preferred stock we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

On May 4, 2015, we entered into a securities purchase agreement with certain institutional investors in a registered direct offering of $12,500,000 of senior secured convertible notes and certain warrants to purchase shares of our common stock. On May 4, 2015, we issued the notes, which are convertible into shares of our common stock at $1.00 per share, bear 8% interest and mature in 21 months from the date of issuance, or February 4, 2017, unless earlier converted. In addition, we issued approximately 5.4 million warrants to purchase shares of our common stock, which are exercisable at $1.00 per share and are exercisable for a period of five years. In connection with the issuance of the notes and warrants, we received net cash proceeds of $12,425,000 on May 5, 2015. Our obligations under the outstanding notes are secured by a first priority perfected security interest in substantially all of our U.S. assets. In addition, stock of certain of our subsidiaries has been pledged. The outstanding notes contain customary events of default, as well as covenants, which include restrictions on the assumption of new debt by Vringo.

The principal amount of the outstanding notes will be repaid monthly, and we may make such payments and related interest payments in cash or, subject to certain conditions, in registered shares of our common stock, at our election. If we choose to repay the notes in shares of its common stock, the shares will be issued at a 15% discount, based on the then-current market price data of our common stock. We may also repay the notes in advance of the maturity schedule subject to early repayment penalties. Once the notes are repaid and no longer outstanding, we will have the ability to offer and sell new senior debt securities, in accordance with the general terms and conditions described below.

General

The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will apply generally to any future debt securities we may offer pursuant to this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any debt securities offered under such prospectus supplement may differ from the terms we describe below, and to the extent the terms set forth in a prospectus supplement differ from the terms described below, the terms set forth in the prospectus supplement shall control.

We may sell from time to time, in one or more offerings under this prospectus, debt securities, which may be senior or subordinated. We will issue any such senior debt securities under a senior indenture that we will enter into with a trustee to be named in the senior indenture. We will issue any such subordinated debt securities under a subordinated indenture, which we will enter into with a trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part. We use the term “indentures” to refer to either the senior indenture or the subordinated indenture, as applicable. The indentures will be qualified under the Trust Indenture Act of 1939, as in effect on the date of the indenture. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities.

Each indenture provides that debt securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies. Neither indenture limits the amount of debt securities that may be issued thereunder, and each indenture provides that the specific terms of any series of debt securities shall be set forth in, or determined pursuant to, an authorizing resolution and/or a supplemental indenture, if any, relating to such series.

We will describe in each prospectus supplement the following terms relating to a series of debt securities:

·	the title or designation;

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·	the aggregate principal amount and any limit on the amount that may be issued;

·	the currency or units based on or relating to currencies in which debt securities of such series are denominated and the currency or units in which principal or interest or both will or may be payable;

·	whether we will issue the series of debt securities in global form, the terms of any global securities and who the depositary will be;

·	the maturity date and the date or dates on which principal will be payable;

·	the interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the date or dates interest will be payable and the record dates for interest payment dates or the method for determining such dates;

·	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

·	the terms of the subordination of any series of subordinated debt;

·	the place or places where payments will be payable;

·	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

·	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional redemption provisions;

·	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities;

·	whether the indenture will restrict our ability to pay dividends, or will require us to maintain any asset ratios or reserves;

·	whether we will be restricted from incurring any additional indebtedness;

·	a discussion on any material or special U.S. federal income tax considerations applicable to a series of debt securities;

·	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof; and

·	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

Conversion or Exchange Rights

We will set forth in the prospectus supplement the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.

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Consolidation, Merger or Sale; No Protection in Event of a Change of Control or Highly Leveraged Transaction

The indentures do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate.

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change of control or in the event of a highly leveraged transaction (whether or not such transaction results in a change of control), which could adversely affect holders of debt securities.

Events of Default Under the Indenture

The following are events of default under the indentures with respect to any series of debt securities that we may issue:

·	if we fail to pay interest when due and our failure continues for 90 days and the time for payment has not been extended or deferred;

·	if we fail to pay the principal, or premium, if any, when due and the time for payment has not been extended or delayed;

·	if we fail to observe or perform any other covenant set forth in the debt securities of such series or the applicable indentures, other than a covenant specifically relating to and for the benefit of holders of another series of debt securities, and our failure continues for 90 days after we receive written notice from the debenture trustee or holders of not less than a majority in aggregate principal amount of the outstanding debt securities of the applicable series; and

·	if specified events of bankruptcy, insolvency or reorganization occur as to us.

No event of default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an event of default with respect to any other series of debt securities. The occurrence of an event of default may constitute an event of default under any bank credit agreements we may have in existence from time to time. In addition, the occurrence of certain events of default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness outstanding from time to time.

If an event of default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than a majority in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the debenture trustee if given by the holders), declare to be due and payable immediately the principal (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) of and premium and accrued and unpaid interest, if any, on all debt securities of that series. Before a judgment or decree for payment of the money due has been obtained with respect to debt securities of any series, the holders of a majority in principal amount of the outstanding debt securities of that series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may rescind and annul the acceleration if all events of default, other than the non-payment of accelerated principal, premium, if any, and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the applicable indenture (including payments or deposits in respect of principal, premium or interest that had become due other than as a result of such acceleration). We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an event of default.

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Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

·	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

·	subject to its duties under the Trust Indenture Act, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

·	the holder previously has given written notice to the debenture trustee of a continuing event of default with respect to that series;

·	the holders of at least a majority in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

·	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series (or at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) other conflicting directions within 60 days after the notice, request and offer.

These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

We will periodically file statements with the applicable debenture trustee regarding our compliance with specified covenants in the applicable indenture.

Modification of Indenture; Waiver

The debenture trustee and we may change the applicable indenture without the consent of any holders with respect to specific matters, including:

·	to fix any ambiguity, defect or inconsistency in the indenture; and

·	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series issued pursuant to such indenture.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) that is affected. However, the debenture trustee and we may make the following changes only with the consent of each holder of any outstanding debt securities affected:

·	extending the fixed maturity of the series of debt securities;

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·	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption of any debt securities;

·	reducing the principal amount of discount securities payable upon acceleration of maturity;

·	making the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security; or

·	reducing the percentage of debt securities, the holders of which are required to consent to any amendment or waiver.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series (or, at a meeting of holders of such series at which a quorum is present, the holders of a majority in principal amount of the debt securities of such series represented at such meeting) may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series or in respect of a covenant or provision, which cannot be modified or amended without the consent of the holder of each outstanding debt security of the series affected; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Discharge

Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

·	register the transfer or exchange of debt securities of the series;

·	replace stolen, lost or mutilated debt securities of the series;

·	maintain paying agencies;

·	hold monies for payment in trust;

·	compensate and indemnify the trustee; and

·	appoint any successor trustee.

In order to exercise our rights to be discharged with respect to a series, we must deposit with the trustee money or government obligations sufficient to pay all the principal of, the premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange, and Transfer

We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company or another depositary named by us and identified in a prospectus supplement with respect to that series.

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At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange or in the applicable indenture, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

If we elect to redeem the debt securities of any series, we will not be required to:

·	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

·	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

The debenture trustee, other than during the occurrence and continuance of an event of default under the applicable indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee under such indenture must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, will we make interest payments by check which we will mail to the holder. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities which remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the security thereafter may look only to us for payment thereof.

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Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act is applicable.

Subordination of Subordinated Debt Securities

Our obligations pursuant to any subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of senior indebtedness we may incur. It also does not limit us from issuing any other secured or unsecured debt.

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DESCRIPTION OF WARRANTS

As of July 23, 2015, there were warrants to purchase 9,566,796 shares of Vringo common stock outstanding at a weighted-average exercise price of $1.33 per share. This amount is comprised of warrants to purchase 758,023 shares of common stock exercisable until February 6, 2017 at an exercise price of $1.76, warrants to purchase 3,433,773 shares of common stock exercisable until July 19, 2017 at an exercise price of $1.76, and warrants to purchase 5,375,000 shares of common stock exercisable until May 4, 2020 at an exercise price of $1.00. Prior to June 21, 2015, we also had public warrants to purchase 4,784,000 shares of common stock at an exercise price of $5.06, which were listed on the NASDAQ Capital Market under the symbol “VRNGW,” and additional warrants which were privately held to purchase 8,426,858 shares of common stock, both of which expired on June 21, 2015.

General

We may issue warrants to purchase shares of our common stock, preferred stock and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement relating to the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

·	the specific designation and aggregate number of, and the price at which we will issue, the warrants;

·	the currency or currency units in which the offering price, if any, and the exercise price are payable;

·	the designation, amount and terms of the securities purchasable upon exercise of the warrants;

·	if applicable, the exercise price for shares of our common stock and the number of shares of common stock to be received upon exercise of the warrants;

·	if applicable, the exercise price for shares of our preferred stock, the number of shares of preferred stock to be received upon exercise, and a description of that series of our preferred stock;

·	if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

·	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

·	whether the warrants will be issued in fully registered form or bearer form, in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

·	any applicable material U.S. federal income tax consequences;

·	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

·	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

·	if applicable, the date from and after which the warrants and the common stock, preferred stock and/or debt securities will be separately transferable;

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·	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

·	information with respect to book-entry procedures, if any;

·	the anti-dilution provisions of the warrants, if any;

·	any redemption or call provisions;

·	whether the warrants may be sold separately or with other securities as parts of units; and

·	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Transfer Agent and Registrar

The transfer agent and registrar for any warrants we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF RIGHTS

General

We may issue rights to our stockholders to purchase shares of our common stock, preferred stock or the other securities described in this prospectus. We may offer rights separately or together with one or more additional rights, debt securities, preferred stock, common stock, warrants or purchase contracts, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. Each series of rights will be issued under a separate rights agreement to be entered into between us and a bank or trust company, as rights agent. The rights agent will act solely as our agent in connection with the certificates relating to the rights of the series of certificates and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. The following description sets forth certain general terms and provisions of the rights to which any prospectus supplement may relate. The particular terms of the rights to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the rights so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the rights, rights agreement or rights certificates described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable rights agreement and rights certificate for additional information before you decide whether to purchase any of our rights.

We will provide in a prospectus supplement the following terms of the rights being issued:

·	the date of determining the stockholders entitled to the rights distribution;

·	the aggregate number of shares of common stock, preferred stock or other securities purchasable upon exercise of the rights;

·	the exercise price;

·	the aggregate number of rights issued;

·	whether the rights are transferrable and the date, if any, on and after which the rights may be separately transferred;

·	the date on which the right to exercise the rights will commence, and the date on which the right to exercise the rights will expire;

·	the method by which holders of rights will be entitled to exercise;

·	the conditions to the completion of the offering, if any;

·	the withdrawal, termination and cancellation rights, if any;

·	whether there are any backstop or standby purchaser or purchasers and the terms of their commitment, if any;

·	whether stockholders are entitled to oversubscription rights, if any;

·	any applicable U.S. federal income tax considerations; and

·	any other terms of the rights, including terms, procedures and limitations relating to the distribution, exchange and exercise of the rights, as applicable.

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Each right will entitle the holder of rights to purchase for cash the principal amount of shares of common stock, preferred stock or other securities at the exercise price provided in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement.

Holders may exercise rights as described in the applicable prospectus supplement. Upon receipt of payment and the rights certificate properly completed and duly executed at the corporate trust office of the rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the shares of common stock, preferred stock or other securities, as applicable, purchasable upon exercise of the rights. If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Rights Agent

The rights agent for any rights we offer will be set forth in the applicable prospectus supplement.

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DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants or rights, or securities of an entity unaffiliated with us, or any combination of the above, at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or variable number of our debt securities, shares of common stock, preferred stock, warrants, rights or other property, or any combination of the above. The price of the securities or other property subject to the purchase contracts may be fixed at the time the purchase contracts are issued or may be determined by reference to a specific formula described in the purchase contracts. We may issue purchase contracts separately or as a part of units each consisting of a purchase contract and one or more of our other securities described in this prospectus or securities of third parties, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract. The purchase contracts may require us to make periodic payments to holders or vice versa and the payments may be unsecured or pre-funded on some basis. The purchase contracts may require holders to secure the holder’s obligations in a manner specified in the applicable prospectus supplement.

The applicable prospectus supplement will describe the terms of any purchase contracts in respect of which this prospectus is being delivered, including, to the extent applicable, the following:

·	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

·	whether the purchase contracts are to be prepaid;

·	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

·	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

·	any applicable U.S. federal income tax considerations; and

·	whether the purchase contracts will be issued in fully registered or global form.

The preceding description sets forth certain general terms and provisions of the purchase contracts to which any prospectus supplement may relate. The particular terms of the purchase contracts to which any prospectus supplement may relate and the extent, if any, to which the general provisions may apply to the purchase contracts so offered will be described in the applicable prospectus supplement. To the extent that any particular terms of the purchase contracts described in a prospectus supplement differ from any of the terms described above, then the terms described above will be deemed to have been superseded by that prospectus supplement. We encourage you to read the applicable purchase contract for additional information before you decide whether to purchase any of our purchase contracts.

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DESCRIPTION OF UNITS

The following description, together with the additional information that we include in any applicable prospectus supplements summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below.

We will incorporate by reference from reports that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we may offer under this prospectus, as well as any related free writing prospectuses and the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

We may issue units consisting of common stock, preferred stock, one or more debt securities, warrants, rights or purchase contacts for the purchase of common stock, preferred stock and/or debt securities in one or more series, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

We will describe in the applicable prospectus supplement the terms of the series of units being offered, including:

·	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

·	any provisions of the governing unit agreement that differ from those described below; and

·	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

The provisions described in this section, as well as those set forth in any prospectus supplement or as described under “Description of Common Stock,” “Description of Preferred Stock,” “Description of Debt Securities,” “Description of Warrants,” “Description of Rights” and “Description of Purchase Contracts” will apply to each unit, as applicable, and to any common stock, preferred stock, debt security, warrant, right or purchase contract included in each unit, as applicable.

Unit Agent

The name and address of the unit agent for any units we offer will be set forth in the applicable prospectus supplement.

Issuance in Series

We may issue units in such amounts and in such numerous distinct series as we determine.

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Enforceability of Rights by Holders of Units

Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Provisions of Delaware Law Governing Business Combinations

We are subject to the “business combination” provisions of Section 203 of the Delaware General Corporation Law. In general, such provisions prohibit a publicly held Delaware corporation from engaging in any “business combination” transactions with any “interested stockholder” for a period of three years after the date on which the person became an “interested stockholder,” unless:

·	prior to such date, the board of directors approved either the “business combination” or the transaction which resulted in the “interested stockholder” obtaining such status; or

·	upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the “interested stockholder”) those shares owned by (a) persons who are directors and also officers and (b) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

·	at or subsequent to such time the “business combination” is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the “interested stockholder.”

A “business combination” is defined to include mergers, asset sales and other transactions resulting in financial benefit to a stockholder. In general, an “interested stockholder” is a person who, together with affiliates and associates, owns 15% or more of a corporation’s voting stock or within three years did own 15% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Limitations on Liability and Indemnification of Officers and Directors

Our restated certificate of incorporation limits the liability of our officers and directors to the fullest extent permitted by the Delaware General Corporation Law, and our restated certificate of incorporation and restated bylaws provide that we will indemnify our officers and directors to the fullest extent permitted by such law.

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LEGAL MATTERS

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., New York, New York, will pass upon the validity of the issuance of the securities offered by this prospectus.

EXPERTS

The consolidated financial statements of Vringo, Inc. and subsidiaries as of December 31, 2014 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2014 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report dated March 16, 2015 covering the consolidated financial statements as of December 31, 2014 and for the year then ended contains an explanatory paragraph that the Company has suffered recurring losses from operations and negative cash flows from operating activities and may not have sufficient cash or available sources of liquidity to support operating requirements that raises substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

The consolidated financial statements of Vringo, Inc. and subsidiaries as of December 31, 2013 and for each of the years in the two-year period ended December 31, 2013 have been incorporated by reference herein and in the registration statement in reliance upon the report of Somekh Chaikin, a member firm of KPMG International, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the SEC’s public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference facilities. SEC filings are also available at the SEC’s web site at http://www.sec.gov.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may inspect a copy of the registration statement, including the exhibits and schedules, without charge, at the public reference room or obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

We also maintain a website at www.vringoip.com, through which you can access our SEC filings. The information set forth on, or accessible from, our website is not part of this prospectus.

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INCORPORATION OF INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with them. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We filed a registration statement on Form S-3 under the Securities Act of 1933, as amended, with the SEC with respect to the securities we may offer pursuant to this prospectus. This prospectus omits certain information contained in the registration statement, as permitted by the SEC. You should refer to the registration statement, including the exhibits, for further information about us and the securities we may offer pursuant to this prospectus. Statements in this prospectus regarding the provisions of certain documents filed with, or incorporated by reference in, the registration statement are not necessarily complete and each statement is qualified in all respects by that reference. Copies of all or any part of the registration statement, including the documents incorporated by reference or the exhibits, may be obtained upon payment of the prescribed rates at the offices of the SEC listed above in “Where You Can Find More Information.” The documents we are incorporating by reference are:

·	our Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed on March 16, 2015, as amended on April 30, 2015;

·	our Quarterly Report on Form 10-Q, filed on May 5, 2015;

·	our Current Reports on Form 8-K, filed on July 17, 2015, June 24, 2015, June 18, 2015, May 4, 2015 and January 23, 2015 (other than the portions of those reports not deemed to be filed);

·	the description of our common stock and public warrants contained in our Registration Statement on Form 8-A, filed on April 29, 2013 (File No. 001-34785); and

·	all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this prospectus and prior to the termination or completion of the offering of securities under this prospectus shall be deemed to be incorporated by reference in this prospectus and to be a part hereof from the date of filing such reports and other documents.

Unless otherwise noted, the SEC file number for each of the documents listed above is 001-34785.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Investor Relations, Vringo, Inc., 780 Third Avenue, 12th Floor, New York, New York 10017 or call (212) 309-7549.

You should rely only on information contained in, or incorporated by reference into, this prospectus and any prospectus supplement. We have not authorized anyone to provide you with information different from that contained in this prospectus or incorporated by reference in this prospectus. We are not making offers to sell the securities in any jurisdiction in which such an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.

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          Shares

Common Stock

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PROSPECTUS

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Roth Capital Partners

July      , 2017